Exhibit 99.1

The pro forma information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The following unaudited pro forma condensed combined balance sheet gives effect to the acquisition (the “Acquisition”) by EchoStar Corporation (“EchoStar”) of Hughes Communications, Inc. (“Hughes Communications”), as well as the other transactions contemplated by the merger agreement governing the Acquisition and the issuance by EH Holding Corporation of $1.1 billion of its 6 1/2% Senior Secured Notes due 2019 (the “Secured Notes”) and $900 million of its 7 5/8% Senior Notes due 2021 (the “Unsecured Notes” and together with the Secured Notes, the “Related Financing Transactions”), including a repayment of the debt under the COFACE facility of Hughes Network Systems, LLC, as of March 31, 2011. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition and Related Financing Transactions, as if the Acquisition and Related Financing Transactions had been completed January 1, 2010.

The unaudited pro forma adjustments are based on currently available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to reflect the financial position or results of operations that would have occurred if the Acquisition and Related Financing Transactions had been consummated on the dates indicated above; nor does it purport to represent or be indicative of the financial position or results of operations of EchoStar for any future dates or periods.

The allocation of the Acquisition's purchase price used in the unaudited pro forma condensed combined financial information is based on a preliminary estimate derived from an independent appraisal. The assumptions and estimates used to determine the preliminary fair values will be revised as additional information becomes available. The final fair value allocated to the various Hughes Communications' assets and liabilities acquired as a result of the Acquisition may be significantly different from what is presented in the unaudited pro forma condensed combined financial information.

EchoStar Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet	As of March 31, 2011
		Hughes
	EchoStar	Communications	Pro Forma		Reclassification
	Historical	Historical	Adjustments		Adjustments		Total
Assets	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$121,596	$116,914	$1,941,000	(a)	$—		$100,000
			(2,200,042)	(c)	—
			120,532	(b)	—
Marketable investment securities	1,018,140	23,672	(120,532)	(b)	—		921,280
Trade accounts receivable - DISH Network,
net of allowance for doubtful accounts of zero	250,050	—	—		—		250,050
Other current assets	190,902	269,778	(3,121)	(c)	(176)	(d)	457,383
Total current assets	1,580,688	410,364	(262,163)		(176)		1,728,713

Noncurrent Assets:
Restricted cash and marketable investment securities	17,426	—	4,554	(c)	334	(d)	22,314
Property and equipment, net	1,276,352	837,601	67,645	(c)	—		2,181,598
Intangible assets, net	160,579	56,009	345,798	(c)	—		562,386
Goodwill and non-amortizable intangibles	69,810	5,093	904,368	(c)	—		979,271
Marketable and other investment securities	752,836	—	10,500	(c)	16,475	(d)	779,811
Other noncurrent assets, net	64,330	74,980	54,010	(a)	(16,633)	(d)	153,825
			(22,862)	(c)

Total noncurrent assets	2,341,333	973,683	1,364,013		176		4,679,205
Total assets	$3,922,021	$1,384,047	$1,101,850		$—		$6,407,918

Liabilities and Stockholder's Equity (Deficit)
Current Liabilities:
Trade accounts payable, accrued expenses and other	$280,556	$249,319	$(15,082)	(c)	$—		$514,793
Deferred tax liabilities	63,890	—	(11,228)	(c)	—		52,662
Current portion of long-term debt and capital lease obligations	54,675	4,700	(1,766)	(c)	—		57,609
Total current liabilities	399,121	254,019	(28,076)		—		625,064

Long-Term Obligations, Net of Current Portion:
Long-term debt and capital lease obligations, net of current portion	354,534	756,450	2,000,000	(a)	—		2,356,673
			(754,311)	(c)

Deferred tax liabilities	79,031	—	258,323	(g)			337,354
Other long-term liabilities	35,316	26,764	(18,623)	(c)	—		43,457
Total long-term obligations, net of current portion	468,881	783,214	1,485,389		—		2,737,484
Total liabilities	868,002	1,037,233	1,457,313		—		3,362,548

Stockholder's Equity (Deficit)
Common stock	92	22	(22)	(c)	—		92
Additional paid-in capital	3,329,160	736,993	(736,993)	(c)	—		3,329,160
Accumulated other comprehensive income (loss)	194,896	(14,132)	14,132	(c)	—		194,896
Accumulated earnings (deficit)	(371,962)	(386,918)	386,918	(c)	—		(391,460)
			(4,102)	(a)	—
			(15,396)	(c)	—
Treasury stock, at cost	(98,162)	—	—		—		(98,162)

Total stockholder's equity (deficit)	3,054,024	335,965	(355,463)		—		3,034,526
Noncontrolling interests	(5)	10,849	—		—		10,844
Total stockholder's equity (deficit), including noncontrolling interest	3,054,019	346,814	(355,463)		—		3,045,370
Total liabilities and stockholder's equity (deficit)	$3,922,021	$1,384,047	$1,101,850		$—		$6,407,918

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Information.

EchoStar Corporation
Unaudited Pro Forma Condensed Combined Statements of Operations
	For the Year Ended December 31, 2010
		Hughes
	EchoStar	Communications	Pro Forma		Reclassification
	Historical	Historical	Adjustments		Adjustments		Total
	(In thousands)
Revenue:
Equipment revenue - DISH Network	$1,470,173	$—	$—		$—		$1,470,173
Equipment revenue - other	347,765	252,003	—		—		599,768
Services and other revenue - DISH Network	468,399	—	—		—		468,399
Services and other revenue - other	64,032	791,324	(5,718)	(c)	—		849,638
Total revenue	2,350,369	1,043,327	(5,718)		—		3,387,978

Costs and Expenses:
Cost of sales - equipment	1,553,129	234,805	(11,643)	(c)	(4,752)	(d)	1,771,539
Cost of sales - services and other (exclusive of depreciation shown below)	236,356	493,023	—		(100,909)	(d)	628,470
Research and development expenses	46,093	20,279	—		(3,296)	(d)	63,076
Selling, general and administrative expenses	128,366	206,512	(13,354)	(c)	(2,330)	(d)	319,194
General and administrative expenses - DISH Network	15,189	—	—		—		15,189
Depreciation and amortization	228,911	3,084	81,198	(e)	111,287	(d)	424,480
Total costs and expenses	2,208,044	957,703	56,201		—		3,221,948

Operating income (loss)	142,325	85,624	(61,919)		—		166,030

Other Income (Expense):
Interest income	14,472	2,043	—		—		16,515
Interest expense, net of amounts capitalized	(14,560)	(59,345)	(94,112)	(f)	—		(168,017)
Unrealized and realized gains (losses) on marketable
investment securities and other investments	2,923	—	—		—		2,923
Unrealized gains (losses) on investments
accounted for at fair value, net	144,473	—	—		—		144,473
Other, net	(860)	374	—		—		(486)
Total other income (expense)	146,448	(56,928)	(94,112)		—		(4,592)

Income (loss) before income taxes	288,773	28,696	(156,031)		—		161,438
Income tax (provision) benefit, net	(84,415)	(5,716)	59,354	(g)	—		(30,777)
Net income (loss)	204,358	22,980	(96,677)		—		130,661
Net (income) attributable to the noncontrolling interests	—	(193)	—		—		(193)
Net income (loss) attributable to EchoStar common shareholders	$204,358	$22,787	$(96,677)		$—		$130,468

Weighted-average common shares outstanding
Basic	85,084	21,606	(21,606)				85,084
Diluted	85,203	22,738	(22,738)				85,203

Earnings per share - common stock:
Basic net income (loss) per share	$2.40	$1.05					$1.53
Diluted net income (loss) per share	$2.40	$1.00					$1.53

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Information.

EchoStar Corporation
Unaudited Pro Forma Condensed Combined Statements of Operations
	For the Three Months Ended March 31, 2011
		Hughes
	EchoStar	Communications	Pro Forma		Reclassification
	Historical	Historical	Adjustments		Adjustments		Total
	(In thousands)
Revenue:
Equipment revenue - DISH Network	$272,126	$—	$—		$—		$272,126
Equipment revenue - other	65,909	48,422	—		—		114,331
Services and other revenue - DISH Network	121,207	—	—		—		121,207
Services and other revenue - other	20,584	215,670	(809)	(c)	—		235,445
Total revenue	479,826	264,092	(809)		—		743,109

Costs and Expenses:
Cost of sales - equipment	293,384	49,574	(1,151)	(c)	(1,102)	(d)	340,705
Cost of sales - services and other (exclusive of depreciation shown below)	61,460	132,710	—		(30,976)	(d)	163,194
Research and development expenses	8,859	5,154	—		(712)	(d)	13,301
Selling, general and administrative expenses	44,772	60,977	(1,320)	(c)	(499)	(d)	103,930
General and administrative expenses - DISH Network	3,489	—	—		—		3,489
Depreciation and amortization	57,014	757	19,088	(e)	33,289	(d)	110,148
Total costs and expenses	468,978	249,172	16,617		—		734,767

Operating income (loss)	10,848	14,920	(17,426)		—		8,342

Other Income (Expense):
Interest income	2,677	419	—		—		3,096
Interest expense, net of amounts capitalized	462	(12,505)	(26,317)	(f)	—		(38,360)
Unrealized and realized gains (losses) on marketable
investment securities and other investments	665	—	—		—		665
Unrealized gains (losses) on investments
accounted for at fair value, net	3,304	—	—		—		3,304
Other, net	6,991	(248)	—		—		6,743
Total other income (expense)	14,099	(12,334)	(26,317)		—		(24,552)

Income (loss) before income taxes	24,947	2,586	(43,743)		—		(16,210)
Income tax (provision) benefit, net	(7,788)	(1,901)	16,609	(g)	—		6,920
Net income (loss)	17,159	685	(27,134)		—		(9,290)
Net loss attributable to the noncontrolling interests	5	153	—		—		158
Net income (loss) attributable to EchoStar common shareholders	$17,164	$838	$(27,134)		$—		$(9,132)

Weighted-average common shares outstanding
Basic	85,466	21,766	(21,766)				85,466
Diluted	92,331	23,361	(23,361)				85,466

Earnings per share - common stock:
Basic net income (loss) per share	$0.20	$0.04					$(0.11)
Diluted net income (loss) per share	$0.19	$0.04					$(0.11)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(a)
Represents the pro forma adjustments necessary to reflect the financing of the Acquisition inclusive of transaction costs. The components of the cash received from the financing are composed of the following:

(In thousands)
Secured Notes	$1,100,000
Unsecured Notes	900,000
2,000,000
Debt issuance costs	(52,500)
Acquisition costs	(6,500)
Total	$1,941,000

We estimated direct acquisition costs of $6.5 million (reflected as an increase to accumulated deficit and net of tax effects of $2.4 million on the unaudited pro forma condensed combined balance sheet as of March 31, 2011).

(b)
Represents an estimate of the necessary working capital that will be provided by the sale of marketable investment securities. Although we have assumed a $100 million ending cash balance, the ultimate balance of cash and consequently the amount of marketable investment securities sold to fund this cash balance may materially differ from this estimate.

(c)
Represents pro forma adjustments necessary to reflect the Acquisition and related financing transactions, including (i) cash consideration of $2.2 billion for (a) the acquisition of Hughes Communications common shares of approximately $1.4 billion (determined as approximately 21.8 million issued and outstanding Hughes Communications common shares as well 0.8 million vested and outstanding common equity rights, all being acquired for $60.70 per share), and (b) settlement and adjustment of pre-acquisition Hughes Communications debt and associated interest rate swaps of approximately $782 million (inclusive of obligatory call premiums) that is required or was repaid as part of the Acquisition and an additional $27 million of interest related to the repayment of Hughes Communications debt on these extinguished instruments; (ii) preliminary allocation of the $2.2 billion of purchase consideration to the assets and liabilities acquired; (iii) elimination of certain Hughes Communications' assets and liabilities, such as historical deferred financing costs, subscriber acquisition costs (“SAC”), deferred revenue and other, in connection with acquisition accounting and the related elimination of Hughes Communications' historical equity; (iv) the reduction of revenue and the associated expenses on the pro forma condensed combined statements of operations to reflect elimination of deferred revenue and SAC in the preliminary purchase price allocation; and (v) reflects other direct transaction costs of approximately $24.4 million (reflected as an increase to accumulated deficit and net of tax effects of $9 million on the unaudited pro forma condensed combined balance sheet as of March 31, 2011.)

(d)
Represents the pro forma classification adjustments to conform Hughes Communications' accounting policy to those of EchoStar, including but not limited to, depreciation expense which will no longer be recorded as a component of cost of sales, research and development, or selling general and administrative expenses based on the nature of the underlying long-lived asset but will prospectively be presented in the caption depreciation and amortization.

(e)
Represents net incremental depreciation and amortization expense of $81 million and $19 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively, as a result of the allocation of purchase price to certain amortizable assets with useful lives ranging from 1 year to 11 years. As indicated above, the allocation of purchase price is preliminary. To the extent that the final purchase price allocation increases or decreases depreciable or amortizable assets, and therefore decreases or increases goodwill, our operating costs, in the form of depreciation or amortization, will be impacted. For example, if an additional $50 million of the excess consideration were to be allocated to property and equipment or amortizable intangible assets (thus, reducing goodwill) and assuming an estimated life of 10 years using straight line depreciation or amortization, the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 would reflect additional pre-tax expense of approximately $5 million.

(f)
Represents the estimated net increase in interest expense based on a weighted average rate of 7.01% for the Secured Notes and the Unsecured Notes. EchoStar has issued $2.0 billion in unregistered secured and unsecured notes in connection with the Acquisition.

	For the Year Ended	For the Three Months
	December 31, 2010	Ended March 31, 2011
	(In thousands)
Interest on new debt instruments	$(140,125)	$(35,031)
Hughes Communications historical interest expense elimination	59,345	12,505
Amortization of deferred financing costs and changes in capitalized interest	(13,332)	(3,791)
Total	$(94,112)	$(26,317)

(g)
Represents the tax effect of pro forma adjustments using the EchoStar blended federal, state and international statutory tax rates adjusted for permanent differences. As indicated in Note (b) the allocation of the purchase price is preliminary. For each additional $50 million of excess consideration allocated to non-amortizable assets, such as Federal Communications Commission licenses, the corresponding increase in deferred tax liability would be approximately $19 million (assuming a tax rate of 37%), which, in turn, would increase the estimated amount of goodwill.